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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and the inclusion in the Amendment No. 1 to Form S-1 registration statement of BE Resources Inc. for the registration of shares of its common stock to be filed with the United States Securities and Exchange Commission of our report dated July 9, 2008, with respect to the balance sheets of BE Resources Inc. (a continuation of Great Western Exploration, LLC) as of December 31, 2007, 2006 and 2005 and the related statements of operations, changes in stockholders' / members' equity (deficiency) and cash flows for each of the years in the three–year period ended December 31, 2007 and the period from inception (February 3, 2004) to December 31, 2007.

MCGOVERN, HURLEY, CUNNINGHAM, LLP
/s/ McGovern, Hurley, Cunningham, LLP
Chartered Accountants Licensed Public Accountants

Toronto, Ontario, Canada
September 19, 2008

2005 Sheppard Avenue East, Suite 300, Toronto, Ontario, Canada, M2J 5B4
Telephone: (416) 496-1234 — Fax: (416) 496-0125 — E-Mail: info@mhc-ca.com — Website: www.mhc-ca.com

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CONSENT OF INDEPENDENT AUDITORS